SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 17 , 2002.
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                 Safe Alternatives Corporation of America, Inc.
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             (Exact name of registrant as specified in its charter)


Florida                              000-21627               06-1413994
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(State of Incorporation)        (Commission File No.)        (IRS Employer
                                                             Identification No.)


                 440 Main Street, Ridgefield, Connecticut 06877
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               (Address of principal executive offices) (zip code)


Registrant's telephone number, including area code:  (203) 438-4918
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 (Former name or former address, if changed since last report.) Not Applicable.


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ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

         On September 17, 2002, the Board of Directors of Safe Alternatives Corporation of America, Inc. ("SACA"), a Florida corporation, agreed to sell, as of June 30, 2002, of all of SACA's assets to Environmental Alternatives, Inc. ("EAI"), a privately held Vermont corporation, in exchange for EAI's assumption of and agreement to indemnify and hold SACA harmless from paying any and all claims, causes of action, or other liabilities, including but not limited to interest, costs, expenses, disbursements and attorneys' fees, that could, may or does attach to SACA as of June 30, 2002 as a result of, or is in any way related to any of SACA's obligations to its creditors and all adverse judgments entered against SACA except any obligations to the following: (A) Continental Stock Transfer and Trust Company, SACA's transfer agent; (B) Green Holman, Frenia & Company, L.L.P., SACA's former auditors; (C) Arab Commerce Bank, a holder of a SACA 6% Convertible Note; and (D) Settlement amounts due upon the completion of a merger or other combination between SACA and another company. Except as provided above, the agreement to assume SACA's liabilities and to indemnify and hold SACA harmless from paying the same is unlimited as to amount or as to time. A copy of the Agreement is attached as Exhibit 2.1 and is incorporated herein by reference.

         EAI is owned by Mr. Kenneth Hodgdon, an employee who was responsible for SACA's daily operations. SACA was in the business of marketing AmeriStrip((TM)), a paint stripper, and assembling and marketing NaturalCool((TM)), an air circulation system.

         The assets purchased include the AmeriStrip((TM)) and NaturalCool((TM)) patents, the formula for a water-based foam product, furniture and fixtures, equipment, leasehold improvements, accounts receivable, works in progress, and SACA's name. The liabilities assumed include but are not limited to accounts payable and a judgment.

         Shareholders holding a majority of SACA's common stock approved the Agreement by written action in lieu of a shareholder's meeting.

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         On September 30, 2002 the Company's Board of Directors approved the retention of the accounting firm of S. W. Hatfield, CPA of Dallas, Texas as its independent auditors for the fioscal year ending December 31, 2002. During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim periods through the date of this Report, the Company did not consult with S. W. Hatfield, CPA regarding any of the matters of events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.
         Not applicable.





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

(b)      Pro Forma Financial Information.
         Not applicable

(c)      Exhibits.

         2.1      Agreement dated as of June 30, 2002 between SACA and EAI.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange ct of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ridgefield, State of Connecticut on September 30, 2002.


                             Safe Alternatives Corporation of America, Inc.

                          By /s/ Richard J. Fricke
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                             Richard J. Fricke,
                             President, Chief Executive Officer, Chief Financial Officer and Director

















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